UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

April 16, 2007

____________________________

Ironclad Performance Wear Corporation
(Exact name of registrant as specified in charter)

Nevada
(State or other Jurisdiction of Incorporation or Organization)

0-51365 (Commission File Number)		95-4762694 (IRS Employer Identification No.)
2201 Park Place, Suite 101 El Segundo, CA 90245 (Address of Principal Executive Offices and zip code)
(310) 643-7800 (Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

On April 16, 2007, Mr. Thomas E. Walsh notified Ironclad Performance Wear Corporation (the "Company") that he resigned as Chief Financial Officer of the Company for personal reasons, effective that date (the “Resignation Date”).

In connection with Mr. Walsh’s resignation, the Company has entered into a Release Agreement with Mr. Walsh to be effective April 16, 2007 (the "Agreement"). Under the terms of the Agreement, Mr. Walsh will receive his normal salary through the July 16, 2007. The Company will continue to provide Mr. Walsh with coverage under the Company’s health insurance programs in the same manner as were provided prior to Mr. Walsh’s resignation until July 16, 2007, and thereafter will make such coverage available to Walsh pursuant to COBRA. The Company has also acknowledged the full vesting of 268,792 stock options held by Mr. Walsh, and agreed to extend the period of time that Mr. Walsh may exercise those options until the close of business on April 16, 2012. The parties both acknowledged that all other unvested options were terminated as of the Resignation Date. The changes to the terms of Mr. Walsh’s options are reflected in an amendment to his stock option agreement, effective on the Resignation Date. All of these benefits are contingent upon Mr. Walsh not revoking the Agreement during the revocation period set forth in the Agreement.

In exchange for the Agreement and separation benefits, Mr. Walsh has agreed (1) to release the Company from any and all claims and causes of action which he may have prior to the execution of the Agreement; (2) not to disparage the Company or its directors, officers, executives and employees; and (3) to protect all confidential information of the Company from disclosure. The Company has also agreed not to disparage Mr. Walsh.

Appointment of Interim Chief Financial Officer

Effective April 16, 2007, the Company's Board of Directors has appointed Thomas Kreig as its Interim Chief Financial Officer to replace Mr. Walsh.

Mr. Kreig (age 59) joined the Company as Vice President of Finance and Secretary in September 2002. Before joining Ironclad, Mr. Kreig spent 18 years serving as Controller and Vice President of Finance at companies in several different industries. Most recently he served as Controller for In-Flight Network, LLC, a developer of satellite-based broadband communications for airline passengers. Prior to In-Flight Network, Mr. Kreig served as Vice President of Finance for Network Courier Services, Inc. From 1983 to 1996, Mr. Kreig served as Controller and Chief Financial Officer for Triple L Distributing Co., Inc. and Controller and Treasurer for a medical diagnostic equipment company where he was instrumental in helping to successfully execute an initial public offering. He is a CPA and received his Masters of Business Administration from the University of Detroit in Detroit, Michigan.

A press release issued by the Company in connection with Mr. Kreig’s appointment is filed with this report as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01 Financial Statements And Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this Report on Form 8-K:

Exhibit Number	Document

99.1	Press Release issued by Ironclad Performance Wear Corporation dated April 18, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRONCLAD PEFORMANCE WEAR CORPORATION

Date: April 18, 2007	By:	/s/ Eduard Jaeger

Eduard Jaeger President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release issued by Ironclad Performance Wear Corporation dated April 18, 2007.